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                                                                      Exhibit 10

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 2, 1999 with respect to the consolidated financial statements financial statements of First Variable Life Insurance Company and March 18, 1999 with respect to the financial statements of First Variable Life Insurance Company--First Variable Annuity Fund E, in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-12197) and related Prospectus of First Variable Life Insurance Company.

                                              /s/ Ernst & Young LLP
                                              --------------------------------
                                              ERNST & YOUNG LLP


Chicago, Illinois
April 27, 1999